Registration No.__________

     As filed with the Securities and Exchange Commission on August 4, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)


           Virginia                                          54-0493875
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)


       9950 Mayland Drive
       Richmond, Virginia                                      23233
(Address of Principal Executive Offices)                    (Zip Code)
                                   ----------

              CIRCUIT CITY STORES, INC. 1994 STOCK INCENTIVE PLAN,

                            CIRCUIT CITY STORES, INC.
                2000 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

                                       and

                       2000 DIRECTOR STOCK RETAINER GRANT
                            (Full title of the plan)

                               W. Alan McCollough
                      President and Chief Executive Officer
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)



CALCULATION OF REGISTRATION FEE:

                                                  Proposed
                                                  Maximum          Proposed Maximum
Title of Securities to         Amount to be       Offering Price   Aggregate           Amount of
be Registered                  Registered (1)     Per Share (2)    Offering Price      Registration Fee
-------------                  --------------     -------------    ---------------     ----------------
Circuit City Stores, Inc. -    9,104,000(3)       $22.53125        $205,124,500        $54,152.87
Circuit City Group Common
Stock, par value $.50, With
Attached Rights to Purchase
Preferred Stock, Series E,
par value $20.00 (1)

Circuit City Stores,           2,000,500(3)       $3.90625         $7,814,453          $2,063.02
Inc.--CarMax Group  Common
Stock, Par Value $.50, With
Attached Rights to Purchase
Preferred Stock, Series F,
Par Value $20.00 (1)




(1) The Rights to Purchase Series E and Series F Preferred Stock will be attached to and trade with shares of Circuit City Group and CarMax Group Common Stock, respectively. Value attributable to such rights, if any, will be reflected in the market price of the shares of each Group's Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low per share sales prices of the Circuit City Stores, Inc. -- Circuit City Group and the CarMax Group Common Stock, as reported in the consolidated reporting system, on August 3, 2000.

(3) Of the 9,104,000 shares of Circuit City Group Common Stock registered by this Registration Statement, 9,000,000 shares are being registered for issuance pursuant to the Circuit City Stores, Inc. 1994 Stock Incentive Plan (the "1994 Plan"), 100,000 shares are being registered for issuance pursuant to the Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan (the "2000 Plan") and 4,000 shares are being registered for issuance pursuant to the 2000 Director Stock Retainer Grant (the "2000 Retainer Grant").

         Of the 2,000,500 shares of CarMax Group Common Stock registered by this Registration Statement, 2,000,000 shares are being registered for issuance pursuant to the 1994 Plan and 500 shares are being registered for issuance pursuant to the 2000 Retainer Grant.

         In addition, pursuant to the terms of the 2000 Plan, 22,836 shares of Circuit City Group Common Stock and 40,327 shares of CarMax Group Common Stock previously reserved for issuance under the Circuit City Stores, Inc. Amended and Restated 1989 Non-Employee Directors Stock Option Plan (the "1989 Plan"), but which were not issued under the 1989 Plan, are being transferred to the 2000 Plan. The shares being transferred from the 1989 Plan to the 2000 Plan are included in this registration statement. The 22,836 shares of Circuit City Group Common Stock were part of the 1,371,682 shares (pre-split) registered under the Company's Form S-8 Registration Statement No. 033-64757 filed with the Commission on December 5, 1995. The registration fee paid with such registration statement was $12,889.08. The 40,327 shares of CarMax Group Common Stock were registered under the Company's Form S-8 Registration Statement No. 333-34539 filed with the Commission on August 28, 1997. The registration fee paid with such registration statement was $199.39.

         The securities covered by this Registration Statement will be issued to employees of the Registrant and its subsidiaries from time to time pursuant to incentive awards granted or to be granted under the 1994 Plan and directors of the Registrant pursuant to the 2000 Plan and the 2000 Retainer Grant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.

          Circuit City Stores, Inc. (the "Company"), hereby incorporates by reference into this Registration Statement the documents listed below:

(a) the Company's Annual Report on Form 10-K (File No. 1-5767) for the fiscal year ended February 29, 2000, filed with the Commission on May 23, 2000;

(b) the Company's Quarterly Report on Form 10-Q (File No. 1-5767) for the quarterly period ended May 31, 2000, filed with the Commission on July 13, 2000;

(c) the Company's Current Report on Form 8-K (File No. 1-5767), filed with the Commission on July 26, 2000;

(d) the description of the Company's Circuit City Group Common Stock and CarMax Group Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Forms 8-A/A filed with the Commission on January 31, 1997, July 8, 1997, April 28, 1998, and May 7, 1999, and as the same may be further amended after the date hereof (File No. 1-5767); and

(e) the description of the Rights to Purchase Preferred Stock, Series E, and the Rights to Purchase Preferred Stock, Series F, contained in the Registration Statement on Form 8-A filed with the Commission on April 28, 1998, as amended on Form 8-A/A filed with the Commission on May 7, 1999, and as the same may be amended further after the date hereof (File No. 1-5767).

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 6.           Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Amended and Restated Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law. The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 8.           Exhibits.

         See Exhibit Index following signatures.

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include  any  prospectus  required by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933, as amended (the "Securities Act");

                                    (ii) To reflect in the  prospectus any facts
                                    or events  arising after the effective  date
                                    of the  Registration  Statement (or the most
                                    recent  post-effective   amendment  thereof)
                                    which,  individually  or in  the  aggregate,
                                    represent  a   fundamental   change  in  the
                                    information  set  forth in the  Registration
                                    Statement;

                                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on August 4, 2000.

                                                CIRCUIT CITY STORES, INC.
                                                Registrant

                                                By: s/Michael T. Chalifoux
                                                    Michael T. Chalifoux
                                                    Executive Vice President,
                                                    Chief Financial Officer and
                                                    Corporate Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                                  Date

W. Alan McCollough*       Chief Executive Officer,               August 4, 2000
------------------        President and Director
W. Alan McCollough

Richard L. Sharp*         Chairman of the Board and Director     August 4, 2000
------------------
Richard L. Sharp

Alan L. Wurtzel*          Vice Chairman of the Board and         August 4, 2000
------------------        Director
Alan L. Wurtzel

s/Michael T. Chalifoux    Executive Vice President, Chief        August 4, 2000
----------------------    Financial Officer, Corporate
Michael T. Chalifoux      Secretary and Director


Richard N. Cooper *       Director                               August 4, 2000
----------------------
Richard N. Cooper

Barbara S. Feigin*        Director                               August 4, 2000
----------------------
Barbara S. Feigin

James F. Hardymon*        Director                               August 4, 2000
----------------------
James F. Hardymon

Robert S. Jepson, Jr.*
----------------------
Robert S. Jepson, Jr.     Director                               August 4, 2000

Hugh G. Robinson*         Director                               August 4, 2000
----------------------
Hugh G. Robinson

Walter J. Salmon*         Director                               August 4, 2000
----------------------
Walter J. Salmon

Mikael Salovaara*         Director                               August 4, 2000
----------------------
Mikael Salovaara

John W. Snow*             Director                               August 4, 2000
----------------------
John W. Snow

s/Philip J. Dunn          Senior Vice President, Treasurer,      August 4, 2000
----------------------    Corporate Controller and Chief
Philip J. Dunn            Accounting Officer


*By:     s/Michael T. Chalifoux
         Michael T. Chalifoux
         Attorney-In-Fact



                                  EXHIBIT INDEX

Exhibit
Number            Document

4.1 Registrant's Amended and Restated Articles of Incorporation, effective February 3, 1997, filed with the Commission as
                  Exhibit 3(i)(a) to Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended May 31, 1999 (File No. 1-5767), are expressly incorporated herein by this reference.

4.2 Registrant's Articles of Amendment to Registrant's Amended and Restated Articles of Incorporation, effective April 28, 1998, filed with the Commission as Exhibit 3(i)(b) to Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended May 31,1999 (File No. 1-5767), are expressly incorporated herein by this reference.

4.3 Registrant's Articles of Amendment to Registrant's Amended and Restated Articles of Incorporation, effective June 22, 1999, filed with the Commission as Exhibit 3(i)(c) to Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended May 31, 1999 (File No. 1-5767), are expressly incorporated herein by this reference.

4.4 Registrant's Bylaws, as amended and restated April 11, 2000, filed with the Commission as Exhibit 3(ii) to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000 (File No. 1-5767), are expressly incorporated herein by this reference.

4.5 First Amended and Restated Rights Agreement dated as of February 16, 1999, between Registrant and Norwest Bank
                  Minnesota, N.A., as Rights Agent, filed as Exhibit 1 to Registrant's Form 8-A/A filed May 7, 1999 (File No. 1-5767), is expressly incorporated herein by this reference.

5                 Opinion and Consent of McGuire Woods LLP, filed herewith.

23.1              Consent of KPMG LLP, filed herewith.

23.2              Consent of McGuire Woods LLP (included in Exhibit 5).

24                Powers of Attorney, filed herewith.

99.1 Registrant's 1994 Stock Incentive Plan, as amended as of January 24, 1997, filed as Annex III to the Company's Definitive Proxy Statement dated December 24, 1996, for a Special Meeting of Shareholders held on January 24, 1997 (File No. 1-5767), is expressly incorporated herein by this reference.

99.2 Amendment effective June 15, 1999, to the Registrant's 1994 Stock Incentive Plan, as amended, filed as Exhibit 10 to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1999 (File No. 1-5767), is expressly incorporated herein by this reference.

99.3 Amendments effective June 13, 2000, to Registrant's 1994 Stock Incentive Plan, as amended, filed as Exhibit 10 to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000 (File No. 1-5767), is expressly incorporated herein by this reference.

99.4 Registrant's 2000 Non-Employee Directors Stock Incentive Plan, filed as Appendix A to Registrant's Definitive Proxy Statement dated May 10, 2000, for the Annual Meeting of Shareholders held on June 13, 2000, is expressly incorporated herein by this reference.

99.5 Form of Grant Letter Regarding 2000 Stock Retainer Grant, filed herewith.